Exhibit 10.5

FIRST AMENDEDMENT TO IRON SALE AGREEMENT

This First Amendment to Iron Sale Agreement ("Iron Amendment") is made and entered into as of the __ of July, 2022 by and between APPLIED MINERALS INC., a Delaware corporation, with a mailing address of 1200 Silver City Road, PO Box 432, Eureka, Utah 84628 ("AMI"), and BMI MINERALS COMPANY, ("BMCO”), a Missouri corporation having its principal place of business at 16640 Chesterfield Grove Road, Suite 170, Chesterfield, MO 63005.

AMI and BMCO may be referred to herein collectively as the "Parties" or individually as a "Party."

This Iron Amendment Agreement amends the Iron Sale Agreement dated May 31, 2022, dated May 31, 2022 entered into between the Parties

AMI and BMCO agree that the Iron Sale Agreement is amended as follows:

1.     The Exhibit List on page 2 is deleted and replaced with the following:

Exhibits

Exhibit	Title	Section

1	Mill Sale Agreement	Recitals
2	Lease	Recitals
3	Mining Operations Agreement	Recitals
4	Milling Operations Agreement	Recitals
5	Mining Claims	1
6	Second Amendment	1
7	Adverse Claim	3.4(g)
8	Iron Warranty Deed	6(d)
9	Foreign Corporation Certificate	6(e)
10	Proposed Transaction	6(i)

2.	The exhibit numbers in the Iron Sale Agreement are changed as necessary consistent with the foregoing.

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3.	Article V is eliminated and Articles VI and VII and renumbered Articles V and VI respectively and the subparagraphs in renumbered Article VI are changed consistent with the foregoing.

4.	Renumbered Article V is deleted and replaced with the following:

ARTICLE V

CLOSING

The Closing. The Closing of this Iron Sale Agreement (the “Closing”) shall be held on a date that is agreed upon by the Parties from time to time (“Last Date for Closing”). The date upon which the Closing actually takes place, or, if more than one (1) day is required to complete the Closing, the dates upon which the Closing is actually accomplished, shall be deemed and considered the “Closing Date.”

The Closing shall take place in accordance with the terms of this Iron Sale Agreement only when all of the conditions of the Closing of this Iron Sale Agreement have been satisfied or waived.

If the Closing does not take place on or before the Last Date for Closing, this Iron Sale Agreement shall terminate.

At the Closing, the following shall occur or exist, each of which shall be considered a condition precedent to the other and all of which shall be considered as taking place simultaneously, unless noted:

(a)       BMCO will pay AMI the amount of $200,000;

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(b)       All of the conditions of closing in the Mill Sale Agreement, the Milling Operations Agreement and the Mining Operations Agreement shall have been satisfied.

(c)       AMI will deliver to BMCO, evidence reasonably satisfactory to BMCO that the requirements of Section 1.7 of the Second Amendment have been complied with in connection with the Iron Sale Agreement, the Mill Sale Agreement, the Mining Operations Agreement, and the Milling Operations Agreement.

(d)       AMI shall deliver to BMCO a warranty deed (“Iron Warranty Deed“) (Exhibit 8).

(e)       AMI shall deliver to BMCO a certificate and affidavit (Exhibit 9) certifying that AMI is not a “foreign corporation,” “foreign partnership,” “foreign trust,” “foreign estate,” or foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986.

(f)       BMCO shall record in the official real estate records of Juab County, Utah the Iron Warranty Deed.

(g)       AMI shall deliver the AMI Stock in accordance with BMCO’s instructions.

(h)       AMI shall provide resolutions of its Board of Directors authorizing the Iron Sale Agreement, the Mill Sale Agreement, the Milling Operations Agreement, the Mining Operations Agreement, the Ancillary Documents, and the Transactions contemplated thereby, this Iron Amendment Agreement, and the Mill Amendment Agreement, which is being executed contemporaneously with this Iron Amendment Agreement

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(i)       AMI will deliver fully executed copies of the agreement entitled “Proposed Transactions” attached as Exhibit 10.

BMCO and BMI shall execute such other documents and, further, take such other actions as are reasonably necessary and appropriate to effectuate the Closing in accordance with this Agreement.

The Parties specifically agree that the conditions precedent to this Agreement and to Closing are of substantial importance to the Parties and the failure and non-waiver of any condition precedent shall be sufficient to terminate this Agreement and relieve each party of any obligation to Close.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

APPLIED MINERALS, INC.	BMI MINERALS COMPANY

By:	By:

Name:	Name:

Title:	Title:

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